Exhibit 99.3

Penn Virginia Resource Partners, L.P.

Pro Forma Condensed Combined Balance Sheet - Unaudited

June 30, 2008

(in thousands)

	Historical PVR	Lone Star Acquisition Adjustments		PVR

ASSETS
Current assets
Cash and cash equivalents	$17,832	$310	(B)	$18,142
Accounts receivable	135,442	—		135,442
Derivative assets	4,795	—		4,795
Other current assets	4,558	—		4,558

Total current assets	162,627	310		162,937

Property, plant and equipment, net	776,511	88,596	(A)	865,107
Equity investments	77,222	—		77,222
Intangible assets	27,196	69,200	(A)	96,396
Goodwill	7,718	10,774	(A)	18,492
Other long-term assets	49,937	—		49,937

Total assets	$1,101,211	$168,880		$1,270,091

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities
Accounts payable	$117,801	$—		$117,801
Accrued liabilities	14,244	—		14,244
Current portion of long-term debt	58,083	—		58,083
Deferred income	3,099	—		3,099
Derivative liabilities	43,396	—		43,396

Total current liabilities	236,623	—		236,623

Deferred income	8,303	—		8,303
Other liabilities	18,496	4,673	(A)	23,169
Derivative liabilities	6,642	—		6,642
Long-term debt	323,100	142,455	(C)	465,555

Partners’ capital	508,047	21,752	(A)	529,799

Total liabilities and partners’ capital	$1,101,211	$168,880		$1,270,091

Penn Virginia Resource Partners, L.P.

Pro Forma Condensed Combined Statement of Income - Unaudited

For the Year Ended December 31, 2007

(in thousands, except per unit amounts)

	Historical PVR	Historical Lone Star	Pro Forma Adjustments		Pro Forma PVR
Revenues:
Natural gas midstream	$433,174	$807	$—		$433,981
Coal royalties	94,140	—	—		94,140
Coal services	7,252	—	—		7,252
Other	14,879	2,187	—		17,066

Total revenue	549,445	2,994	—		552,439

Expenses:
Cost of gas purchased	343,293	—	—		343,293
Operating	20,964	1,673	—		22,637
Taxes other than income	3,036	—	—		3,036
General and administrative	22,915	1,649	—		24,564
Depreciation, depletion and amortization	41,512	6,002	2,753	(D)	50,267

Total operating expenses	431,720	9,324	2,753		443,797

Operating income	117,725	(6,330)	(2,753)		108,642
Other income (expense)
Interest expense	(17,338)	(2,603)	(6,159	) (E)	(26,100)
Interest income & other	1,804	271	(271	) (F)	1,804
Derivatives	(45,568)	—	—		(45,568)

Net income	$56,623	$(8,662)	$(9,183)		$38,778

General partner’s interest in net income	$12,452				$12,229	(G)
Limited partners’ interest in net income	$44,171				$26,549	(G)
Basic and diluted net income per limited partner unit, common and subordinated	$0.96				$0.57	(G)
Weighted average number of units outstanding, basic and diluted	46,103		543	(H)	46,646

Penn Virginia Resource Partners, L.P.

Pro Forma Condensed Combined Statement of Income - Unaudited

For the Six Months Ended June 30, 2008

(in thousands, except per unit amounts)

	Historical PVR	Historical Lone Star	Pro Forma Adjustments		Pro Forma PVR
Revenues:
Natural gas midstream	$359,845	$671	$—		$360,516
Coal royalties	55,603	—	—		55,603
Coal services	3,703	—	—		3,703
Other	14,168	2,591	—		16,759

Total revenue	433,319	3,262	—		436,581

Expenses:
Cost of gas purchased	302,516	—	—		302,516
Operating	15,512	3,448	—		18,960
Taxes other than income	2,048	—	—		2,048
General and administrative	13,261	1,274	—		14,535
Depreciation, depletion and amortization	24,419	4,266	112	(D)	28,797

Total operating expenses	357,756	8,988	112		366,856

Operating income	75,563	(5,726)	(112)		69,725
Other income (expense)
Interest expense	(10,306)	(1,528)	(2,853	) (I)	(14,687)
Interest income & other	920	44	(44	) (F)	920
Derivatives	(22,166)	—	—		(22,166)

Net income	$44,011	$(7,210)	$(3,009)		$33,792

General partner’s interest in net income	$9,196				$9,089	(G)
Limited partners’ interest in net income	$34,815				$24,703	(G)
Basic and diluted net income per limited partner unit, common and subordinated	$0.73				$0.51	(G)
Weighted average number of units outstanding, basic and diluted	47,521		543	(H)	48,064

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1.	Basis of Presentation and Transactions

The unaudited pro forma condensed combined financial statements of Penn Virginia Resource Partners, L.P. (“PVR”) are based on certain assumptions and do not purport to be indicative of the results which actually would have been achieved if PVR had consummated the acquisition of Lone Star Gathering, L.P. (“Lone Star”) on the dates indicated or which may be achieved in the future. The purchase accounting adjustments made in connection with the development of the unaudited pro forma condensed combined financial statements are preliminary and have been made solely for purposes of presenting such pro forma financial information.

The unaudited pro forma condensed combined balance sheet data adjusts the June 30, 2008 balance sheet of PVR for the acquisition of Lone Star using the purchase method of accounting. The unaudited pro forma condensed combined statements of income for the year ended December 31, 2007 and the six months ended June 30, 2008 combines the results of operations of PVR for the year ended December 31, 2007 and the six months ended June 30, 2008 with the results of operations of Lone Star for the year ended December 31, 2007 and the six months ended June 30, 2008, after giving effect to the pro forma adjustments. It has been assumed that (i) for purposes of the unaudited pro forma condensed combined balance sheet, the following transaction occurred on June 30, 2008, and (ii) for purposes of the unaudited pro forma condensed combined statements of income, the following transaction occurred on January 1, 2007 and 2008, respectively. The pro forma financial statements reflect the following transaction:

•	On July 17, 2008, PVR acquired substantially all of the assets of Lone Star in exchange for the following:

•	the payment of $80.7 million in cash;
•	the delivery of 2,009,995 common units of Penn Virginia GP Holdings, L.P. (“PVG”), which PVR purchased from affiliates of Penn Virginia Corporation (“PVA”) on the transaction date;
•	the issuance of 542,610 PVR common units; and
•	the payment of $5.0 million in cash on December 31, 2009.

The acquisition has been accounted for using the purchase method of accounting in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, Business Combinations. Under the purchase method of accounting, the total purchase price has been preliminarily allocated to the tangible and intangible assets acquired of Lone Star based on their estimated fair values. The allocations of purchase consideration are subject to change pending further review of the fair value of the assets acquired and liabilities assumed and actual transaction costs. The purchase price allocation is preliminary and will be finalized for any potential liabilities related to the assets acquired in the Lone Star acquisition.

2.	Pro Forma Adjustments to the Pro Forma Condensed Combined Balance Sheet

(A)	Reflects adjustments of the estimated pro forma allocation of the preliminary purchase price of the Lone Star acquisition as of June 30, 2008 using the purchase method of accounting. The following is a calculation of the preliminary allocation of the purchase price to the assets acquired based on their relative fair values (in thousands):

Cash consideration paid for Lone Star	$80,705
Value of PVG common units delivered as consideration for Lone Star	68,021
Value of PVR common units issued as consideration for Lone Star	15,171
Guaranteed payment on December 31, 2009	4,673	(i)

Total purchase price	$168,570

Fair value of assets acquired:

Property, plant and equipment	$88,596
Intangible assets	69,200	(ii)
Goodwill	10,774	(iii)

Fair value of assets acquired	$168,570

(i)	The guaranteed payment due on December 31, 2009 was discounted using the credit adjusted rate of 4.6%.

(ii)	The preliminary purchase price includes $69.2 million of intangible assets that are primarily associated with assumed contracts and customer relationships. The customer contracts relate to fee-based gathering, compression and transportation services to customers. Included with the contracts is dedicated acreage totaling approximately 240,000 acres. These intangible assets will be amortized over the period in which benefits are derived from the contracts and relationships assumed and will be reviewed for impairment under SFAS No. 142, Goodwill and Other Intangible Assets.

(iii)	The preliminary purchase price includes $10.8 million of goodwill. The significant factors that contributed to the recognition of goodwill include the ability to acquire established assets within the growing Barnett Shale natural gas play in the Forth Worth Basin. Under SFAS No. 141 and SFAS No. 142, goodwill recorded in connection with a business combination is not amortized, but is tested for impairment at least annually. Accordingly, the accompanying unaudited pro forma condensed combined statements of income do not include amortization of the goodwill recorded in the acquisition.

(B)	Reflects the contribution made by PVR’s general partner to PVR in order to maintain its 2% general partner interest in PVR. Such contribution resulted from PVR’s issuance of 542,610 common units as part of the consideration for the Lone Star acquisition.

(C)	Represents the net borrowings of $142.5 million under PVR’s revolving credit facility (the “Revolver”) used to acquire Lone Star. The proceeds from the net borrowings were given as cash consideration in the Lone Star acquisition and were used to purchase PVG common units from affiliates of PVA. The PVG common units acquired were subsequently delivered by PVR as part of the consideration for the Lone Star acquisition.

3.	Pro Forma Adjustments to Pro Forma Condensed Combined Statements of Income

(D)	Reflects the pro forma adjustment to depreciation, depletion and amortization (“DD&A”) expense. The DD&A expense adjustments were made based on the fair value allocated to property, plant and equipment and intangible assets, respectively. The property, plant and equipment have estimated useful lives of 20 years and are depreciated using the straight-line method. Intangible assets will be amortized over the period in which benefits are derived from the contracts and the relationships assumed, estimated to be 20 years.

(E)	Reflects the pro forma adjustment to interest expense for the year ended December 31, 2007 ($142.5 million drawn under the Revolver at an assumed interest rate of 6.0%). Also includes an adjustment for the interest expense incurred by Lone Star that would not have been incurred had PVR acquired Lone Star on January 1, 2007.

(F)	Reflects the pro forma adjustment to interest income. PVR did not acquire Lone Star’s cash and cash equivalents and therefore an adjustment to the pro forma interest income was made to adjust for the interest income that would not have been earned had PVR acquired Lone Star on January 1, 2007 and 2008, respectively.

(G)	Reflects the adjustment to the general partner’s interest and limited partners’ interest in net income. Basic and diluted net income per limited partner unit is determined by dividing net income available to limited partners by the weighted average number of limited partner units outstanding during the period. To calculate net income available to limited partners, income is first allocated to PVR’s general partner based on the amount of incentive distributions to which it is entitled and the remainder is allocated between the limited partners and PVR’s general partner based on their percentage ownership interests in PVR.

The decrease in the basic and diluted net income per limited partner unit, common and subordinated is due to Lone Star’s net losses for both periods presented, the pro forma adjustments related to DD&A expense, interest expense and interest income and the issuance of 542,610 PVR common units as part of the consideration for the Lone Star acquisition.

(H)	Reflects the additional 542,610 PVR common units issued as part of the consideration for the Lone Star acquisition.

(I)	Reflects the pro forma adjustment to interest expense for the six months ended June 30, 2008 ($142.5 million drawn under the Revolver at an assumed interest rate of 6.0%). Also includes an adjustment for the interest expense incurred by Lone Star that would not have been incurred had PVR acquired Lone Star on January 1, 2008.